Newmont Gold Reserves Increase to 93.5 Million Ounces

DENVER, February 24, 2011 – Newmont Mining Corporation (NYSE: NEM) (“Newmont” or “the Company”) today announced it increased attributable gold reserves by 1.7 million ounces to 93.5 million ounces in 2010. Highlights include:

•	Attributable gold reserves of 93.5 million ounces, an increase of 2% from 2009;
•	Average grade of gold reserves unchanged from 2009 at 0.029 ounces per ton;
•	Record attributable copper reserves of 9.4 billion pounds, an increase of 3% from 2009; and
•	Reserves calculated at $950 per ounce and $2.50 per pound, respectively.

Attributable gold Measured and Indicated non-reserve mineralization (“NRM”)1 for 2010 was 1.3 billion tons at an average grade of 0.019 ounces per ton, up from 1.1 billion tons at an average grade of 0.020 ounces per ton for 2009. In addition, attributable gold Inferred NRM was 504 million tons at an average grade of 0.026 ounces per ton. Attributable copper Measured and Indicated NRM for 2010 was 849 million tons at an average grade of 0.15%, up from 796 million tons at a grade of 0.17% from 2009. In addition, attributable copper Inferred NRM was 390 million tons at an average grade of 0.15%. Gold and copper NRM were calculated using prices of $1,150 per ounce and $3.00 per pound, respectively.

North America was the largest contributor to higher gold reserves in 2010, with significant additions at Leeville-Turf, Twin Creeks, Phoenix and La Herradura.  Other significant reserve additions were at Tanami in the Asia Pacific region and at Ahafo in the Africa region. North America also had the largest contribution to NRM, with significant additions at Greater Gold Quarry, Leeville-Turf, Buffalo Valley and Twin Creeks. Initial NRM was declared at the Merian project in Suriname. Other significant contributors to NRM included KCGM and Tanami in the Asia Pacific region.

1 For detailed information on the Company’s year-end attributable Proven and Probable Reserves and Measured, Indicated and Inferred NRM, please refer to the Supplemental Information below and the cautionary statement at the end of this release.

For 2011, Newmont has budgeted $360 million (on a consolidated basis, including capitalized expenditures) for its exploration program, an increase of approximately 44% from 2010. The significant increase allows for accelerated exploration in all regions including at Leeville-Turf and Hope Bay in North America, Merian and Yanacocha Sulfides in South America, and Elang in Asia Pacific.

Exploration Expenditure ($ Million)

“We are proud of our recent exploration efforts delivering significant organic additions to our reserves,” said Guy Lansdown, EVP of Discovery & Development. “These results have encouraged us to significantly increase our exploration spending in 2011.  We believe our global portfolio of land positions offers considerable opportunity for continued reserve growth in our operating districts through the drill bit. Additionally, our generative exploration activities continue to allow us to look beyond current geographies into exciting new opportunities.”

Near-Mine Exploration:  2010 Highlights and 2011 Planned Activity

Newmont’s 2010 Near Mine Exploration program produced strong results from more than 100 drill rigs and one million meters of drilling.  Results spanned the breadth of the resource pipeline, including replacement of depleted reserves from the drill bit.  Newmont’s resource pipeline is well-positioned for aggressive development in 2011 with a 44% budget increase, which will allow Newmont to aggressively develop known targets, determine the full extent of emerging targets, test the viability of new early stage projects and explore for new discoveries.

Highlights of the 2010 Near-Mine Exploration Program

•	Leeville-Turf: Reserves and NRM were added through an extensive surface and underground drilling campaign;
•	Subika Expansion: An underground exploration drift was initiated in 2010 and advanced to 2,635 meters, while open pit reserves increased by 1.1 Moz; and
•	Merian: Initial NRM of 1.8 Moz was added in Suriname. A mineral agreement is currently being negotiated.

Leeville-Turf, Nevada
At the Leeville-Turf underground mine, 59.5 km of combined surface and underground drilling contributed to expansion of reserves and NRM in 2010.  Underground programs added 364 core holes with positive outcomes adding 1.8 Moz of attributable reserves, 0.6 Moz of NRM and expanded known mineralization in all directions.  Following the discovery of ore-grade mineralization up to 1 km from existing workings in early 2010, $25 million was added to the exploration budget for 20 km of deep surface exploration drilling (as deep as 1,200 meters) up to 2.4 kilometers north of the Turf orebody.  Drill intercepts located approximately 450 and 2,700 meters north of the Turf workings encountered 9 m of 14.6 g/t and 10 m of 14 g/t, respectively.

Greater Gold Quarry, Nevada
Expansion of the Greater Gold Quarry pit contributed to a 1.0 Moz attributable NRM addition in 2010 drawing from a 326 hole (59 km) drilling program and phased layback re-design. There is excellent potential to expand reserves of oxide and refractory ore at Gold Quarry as large-scale drilling programs will continue for at least the next 2-4 years.

Twin Creeks, Nevada
Drilling at Twin Creeks in 2010 included 74 holes (11.5 km).  The program supported cutoff grade changes, pit re-designs and stockpile assignments that combined to add 1.4 Moz of attributable reserves and 0.44 Moz of attributable NRM.

Western Oxides, Peru
At Yanacocha in Peru, the Western District Oxides program at La Quinua Sur, El Tapado and Cerro Negro added 0.6 Moz of attributable reserves. Higher gold price, new metallurgical results and 89 holes drilled in 2008-2009 provided context for updated layback designs and reserve additions.

Merian, Suriname
Based on a total of 179 km drilled in 1,494 holes over the life of the project and positive 2010 prefeasibility studies, 1.8 Moz of attributable NRM was added at the Merian project joint venture. In parallel, the Company is working to finalize a Mineral Agreement with the government of Suriname.

Subika Expansion, Ghana
At the Subika Expansion project, drilling of 28 km in 41 holes aimed at expanding underground and open pit mineral extensions, added 1.1 Moz of attributable open pit reserves in 2010.  The calculation of underground NRM from 91 holes with 25 km of underground core drilling in 2010 will be confirmed through model and stope design updates in mid-2011.  Concurrently, the exploration drift initiated in 2010 advanced 2,635 meters, vent raises were completed and initial test stope production is anticipated in early 2011.  Completion of an underground pre-feasibility study is anticipated in the second quarter of 2011.

Tanami, Australia
At the Tanami underground mine, the 2007 discovery of the Auron orebody and accelerated drill development has expanded 2010 attributable reserves by 0.7 Moz and attributable NRM by 1.1 Moz.  Drill totals in 2010 added 51 km in 130 core holes.  The Auron orebody sits stratigraphically beneath the Callie mine with potential to access ore from existing underground workings.  Auron has potential to significantly expand mine life at Tanami.  Drilling is designed to continue to prove continuity of this orebody and add resources in 2011.

Hope Bay, Nunavut (Canada)
At Hope Bay, underground drilling, drifting and preparation for test mining will continue in 2011 along with continued exploration of the belt for new discoveries.  Overall drill productivity throughout Hope Bay will increase approximately 50% to an estimated 70-90 km in 2011. The program will focus on confirmation and expansion of known ore bodies plus exploration on the 90 currently identified district targets.

2011 New Near-Mine Activity

Higher metal prices combined with new drilling, metallurgical testing and study work in 2010 led to renewed evaluations on several projects with strong potential to advance in the resource portfolio.  These include the Sleeping Giants (Mike, Fiberline, Copper Basin and Greater Phoenix) in Nevada, Yanacocha Verde in South America and Elang in Indonesia.

In 2010, a series of internal pre-scoping assessments were completed on the Sleeping Giants in Nevada to evaluate these assets in the context of current metal pricing, current global portfolio opportunities and approximately 20 km of new drilling information.  Positive results on these efforts resulted in four of these very large assets advancing into scoping studies and further exploration as part of the early development pipeline.

Elang is a copper and gold porphyry deposit lying 60 km east of the Batu Hijau mine in Indonesia.  Increased gold and copper prices enabled the Company to re-evaluate economic potential with positive preliminary results in an early-stage conceptual setting.  Drill permits are approved for the deposit and a 6-10 km drill program is anticipated in 2011 to improve confidence in and possibly expand the consolidated 25 Moz gold and 16 Blb copper target (based on a 3rd party JORC-compliant resource estimate effective June 2010).

At the Yanacocha Verde project in Peru, exciting new metallurgical results may unlock gold and copper mineralization directly below the oxide deposits in the Yanacocha district. The exploration program is focused on quickly advancing to pilot-scale testing and resource conversion drilling.

Generative Exploration: 2010 Results and 2011 Planned Activity

In 2010, Newmont continued to position its Generative Exploration program in the top five percent most prospective geological domains worldwide, where the potential exists for district size opportunities. With a $50 million budget, the Generative Exploration program continued its success of finding and delivering district potential targets into the project pipeline as part of its commitment to organic growth.

Highlights include:
•	A new discovery with significant potential at Cassador2 in Suriname, building on the previous discoveries at Merian and Saramacca and confirming the potential of the district;
•	Highly promising early stage scout drilling results in the West African program;
•	Generation of twenty quality targets with significant potential for the 2011 drilling program; and
•	Further consolidation of land positions in Peru, Alaska and Mali.

The new discovery at Cassador in Suriname in the Guiana Shield is a good example of Newmont’s successful exploration ventures in discovering and building the next mineral district. Limited exploration scout drilling to date confirmed the target potential over a 1 km strike length and down to a depth of approximately 200 meters. In addition, there is evidence from scout drilling that the mineralized system extends at least 3 km along strike; it contains a number of blind shoots parallel to the main structure and it extends for at least another 100 meters at depth with the system getting stronger. There are also a number of structures parallel to the main structure with encouraging soil geochemical and trench results.

Based on the size and quality of the current portfolio of undrilled targets the Company has increased the Generative Exploration budget to approximately $60 million in 2011, representing a 20% increase relative to 2010. Highlights of the 2011 program include:
•	Further test the upside potential at Cassador in Suriname;
•	Follow up on early stage promising results in West Africa;
•	Drill test 15 to 20 quality targets totaling approximately 95,000 meters in PNG, Solomon Islands, Haiti, Peru and West Africa; and
•	Generate 15 to 20 quality new targets to sustain a strong worldwide portfolio.

2 NEM currently 50% owner with option to earn into 80% by completing a Feasibility Study

Supplemental Information:

Attributable Proven, Probable, and Combined Gold Reserves(1)
		December 31, 2010										December 31, 2009
		Proven Reserves			Probable Reserves			Proven and Probable Reserves				Proven + Probable Reserves
	Newmont	Tonnage	Grade	Gold	Tonnage	Grade	Gold	Tonnage	Grade	Gold	Metallurgical	Tonnage	Grade	Gold
Deposits/Districts by Reporting Unit	Share	(000 tons)	(oz/ton)	(000 ozs)	(000 tons)	(oz/ton)	(000 ozs)	(000 tons)	(oz/ton)	(000 ozs)	Recovery	(000 tons)	(oz/ton)	(000 ozs)

North America
Carlin Open Pits, Nevada(2)	100%	36,600	0.064	2,340	226,900	0.040	8,980	263,500	0.043	11,320	75%	259,300	0.044	11,400
Carlin Underground, Nevada	100%	5,800	0.272	1,570	8,800	0.330	2,910	14,600	0.307	4,480	88%	9,700	0.311	2,990
Midas, Nevada(3)	100%	200	0.394	100	300	0.264	90	500	0.319	190	95%	700	0.425	300
Phoenix, Nevada	100%	0		0	329,800	0.018	6,090	329,800	0.018	6,090	73%	285,000	0.020	5,670
Twin Creeks, Nevada	100%	11,400	0.097	1,110	46,400	0.071	3,280	57,800	0.076	4,390	79%	50,200	0.077	3,850
Turquoise Ridge, Nevada(4)	25%	1,400	0.458	640	1,700	0.456	770	3,100	0.457	1,410	92%	2,600	0.507	1,360
Nevada In-Process(5)	100%	28,500	0.022	610	0		0	28,500	0.022	610	62%	33,800	0.021	730
Nevada Stockpiles(6)	100%	33,900	0.077	2,630	2,800	0.028	80	36,700	0.074	2,710	78%	29,500	0.075	2,210
Total Nevada		117,800	0.076	9,000	616,700	0.036	22,200	734,500	0.042	31,200	78%	670,800	0.042	28,510
La Herradura, Mexico(7)	44%	44,600	0.023	1,010	61,100	0.021	1,280	105,700	0.022	2,290	66%	93,200	0.019	1,780
TOTAL NORTH AMERICA		162,400	0.062	10,010	677,800	0.035	23,480	840,200	0.040	33,490	77%	764,000	0.040	30,290
SOUTH AMERICA
Conga, Peru(8)	51.35%	0		0	317,200	0.019	6,080	317,200	0.019	6,080	79%	317,200	0.019	6,080
Yanacocha Open Pits(9)	51.35%	23,500	0.028	650	118,800	0.032	3,790	142,300	0.031	4,440	70%	131,500	0.036	4,750
Yanacocha In-Process(5)	51.35%	21,300	0.025	540	0		0	21,300	0.025	540	74%	26,400	0.025	660
Total Yanacocha, Peru		44,800	0.027	1,190	118,800	0.032	3,790	163,600	0.030	4,980	71%	157,900	0.034	5,410
La Zanja, Peru(10)	46.94%	10,100	0.018	180	10,500	0.016	160	20,600	0.017	340	66%	18,800	0.018	340
TOTAL SOUTH AMERICA		54,900	0.025	1,370	446,500	0.022	10,030	501,400	0.023	11,400	75%	493,900	0.024	11,830
Asia Pacific
Batu Hijau Open Pit(11)	48.50%	168,800	0.014	2,420	124,600	0.006	700	293,400	0.011	3,120	78%	368,800	0.010	3,780
Batu Hijau Stockpiles(6)(11)	48.50%	0		0	170,700	0.004	610	170,700	0.004	610	69%	193,800	0.004	720
Total Batu Hijau, Indonesia	48.50%	168,800	0.014	2,420	295,300	0.004	1,310	464,100	0.008	3,730	76%	562,600	0.008	4,500
Boddington, Western Australia	100%	181,900	0.021	3,760	885,900	0.019	16,540	1,067,800	0.019	20,300	82%	966,400	0.022	20,960
Duketon, Western Australia (12)	16.2%	1,800	0.056	100	4,500	0.055	250	6,300	0.055	350	94%	0		0
Jundee, Western Australia	100%	3,100	0.051	160	1,600	0.373	600	4,700	0.160	760	91%	7,400	0.159	1,170
Kalgoorlie Open Pit and Underground	50%	15,000	0.061	910	40,700	0.059	2,390	55,700	0.059	3,300	85%	60,800	0.062	3,750
Kalgoorlie Stockpiles(6)	50%	15,100	0.031	470	0		0	15,100	0.031	470	78%	14,300	0.031	440
Total Kalgoorlie, Western Australia	50%	30,100	0.046	1,380	40,700	0.059	2,390	70,800	0.053	3,770	84%	75,100	0.056	4,190
Tanami, Northern Territories	100%	6,400	0.151	970	7,900	0.134	1,070	14,300	0.142	2,040	95%	13,100	0.125	1,640
Waihi, New Zealand	100%	0		0	4,200	0.110	460	4,200	0.110	460	89%	4,000	0.101	410
TOTAL ASIA PACIFIC		392,100	0.022	8,790	1,240,100	0.018	22,620	1,632,200	0.019	31,410	83%	1,628,600	0.020	32,870
Africa
Ahafo Open Pits(13)	100%	0		0	148,300	0.064	9,540	148,300	0.064	9,540	87%	128,700	0.068	8,810
Ahafo Stockpiles(6)	100%	14,100	0.033	460	0		0	14,100	0.033	460	86%	9,300	0.034	320
Total Ahafo, Ghana	100%	14,100	0.033	460	148,300	0.064	9,540	162,400	0.062	10,000	87%	138,000	0.066	9,130
Akyem, Ghana(14)	100%	0		0	137,900	0.052	7,200	137,900	0.052	7,200	88%	147,200	0.052	7,660
TOTAL AFRICA		14,100	0.033	460	286,200	0.059	16,740	300,300	0.057	17,200	88%	285,200	0.059	16,790
TOTAL NEWMONT WORLDWIDE		623,500	0.033	20,630	2,650,600	0.027	72,870	3,274,100	0.029	93,500	81%	3,171,700	0.029	91,780

(1)
Reserves are calculated at a gold price of US$950, A$1100, or NZ$1,350 per ounce unless otherwise noted. 2009 reserves were calculated at a gold price of US$800, A$1000, or NZ$1,200 per ounce unless otherwise noted. Tonnage amounts have been rounded to the nearest 100,000 unless they are less than 50,000, and gold ounces have been rounded to the nearest

(2)	Includes undeveloped reserves at the Emigrant deposits for combined total undeveloped reserves of 1.2 million ounces.
(3)	Also contains reserves of 2.8 million ounces of silver with a metallurgical recovery of 88%.
(4)	Reserve estimates provided by Barrick, the operator of the Turquoise Ridge Joint Venture.
(5)
In-process material is the material on leach pads at the end of each year from which gold remains to be recovered. In-process material reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

(6)
Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans. Stockpile reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater

(7)	Includes undeveloped reserves at Noche Buena totaling 0.3 million attributable ounces.
(8)	Deposit is currently undeveloped.
(9)	Reserves include the currently undeveloped deposit at La Quinua Sur, which contains reserves of 0.8 million attributable ounces.
(10)	Reserves estimates were provided by Buenaventura, the operator of the La Zanja project.
(11)
Percentage reflects Newmont’s economic interest at December 31, 2010. In April 2010 our economic interest decreased from 52.44% to 48.50% as a result of the divestiture required under the Contract of Work

(12)	Reserve estimates provided by Regis Resources Ltd, in which Newmont holds a 16.2% interest.
(13)	Includes undeveloped reserves at Yamfo South, Yamfo Central, Techire West, Subenso South, Subenso North, Yamfo Northeast, and Susuan totaling 3.2 million ounces.
(14)	Deposit is undeveloped.

Attributable Gold Mineralized Material Not in Reserves(1)(2)
December 31, 2010
		Measured Material		Indicated Material		Measured + Indicated Material		Inferred Material
	Newmont	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade
Deposits/Districts	Share	(000 tons)	(oz/ton)	(000 tons)	(oz/ton)	(000 tons )	(oz/ton)	(000 tons)	(oz/ton)

North America
Buffalo Valley, Nevada	80%	0		18,300	0.020	18,300	0.020	900	0.017
Carlin Trend Open Pit, Nevada	100%	12,900	0.024	78,900	0.019	91,800	0.020	22,100	0.024
Carlin Trend Underground, Nevada	100%	3,700	0.283	500	0.330	4,200	0.29	1,300	0.345
Lone Tree Complex, Nevada	100%	0		4,200	0.022	4,200	0.022	0
Midas, Nevada	100%	20	0.152	100	0.172	120	0.167	0	0.214
Phoenix, Nevada	100%	0	0.000	150,900	0.013	150,900	0.013	54,300	0.015
Twin Creeks, Nevada	100%	3,300	0.060	34,600	0.037	37,900	0.039	12,000	0.019
Turquoise Ridge (3), Nevada	25%	300	0.422	400	0.392	700	0.406	1,200	0.494
Nevada Stockpiles (4), Nevada	100%	1,100	0.077			1,100	0.077	2,300	0.043
Total Nevada		21,320	0.083	287,900	0.019	309,220	0.024	94,100	0.029
La Herradura, Mexico	44%	8,500	0.018	27,600	0.007	36,100	0.010	20,900	0.014
TOTAL NORTH AMERICA		29,820	0.065	315,500	0.018	345,320	0.022	115,000	0.026
SOUTH AMERICA
Conga, Peru	51.35%	0		58,000	0.013	58,000	0.013	79,000	0.011
Yanacocha, Peru	51.35%	4,300	0.012	120,400	0.021	124,700	0.021	23,000	0.018
Merian, Suriname	50%	0		28,900	0.039	28,900	0.039	18,400	0.036
La Zanja(5), Peru	46.94%	200		200	0.000	400	0.000	3,800	0.014
TOTAL SOUTH AMERICA		4,500	0.012	207,500	0.016	212,000	0.016	124,200	0.011
ASIA PACIFIC
Batu Hijau (6), Indonesia	48.50%	23,800	0.017	130,500	0.007	154,300	0.008	47,700	0.002
Boddington, Western Australia	100%	39,300	0.014	420,500	0.013	459,800	0.013	160,200	0.014
Jundee, Western Australia	100%	0		1,000	0.178	1,000	0.178	3,600	0.077
Kalgoorlie, Western Australia	50%	1,900	0.064	45,000	0.023	46,862	0.025	1,100	0.146
Tanami, Northern Territory	100%	0		900	0.067	900	0.067	10,300	0.170
Waihi, New Zealand	100%	0		0		0		300	0.140
TOTAL ASIA PACIFIC		65,000	0.016	597,900	0.013	662,862	0.013	223,200	0.021
AFRICA
Ahafo, Ghana	100%	0		81,000	0.042	81,000	0.042	39,900	0.084
Akyem, Ghana	100%	0		14,900	0.019	14,900	0.019	1,900	0.032
TOTAL AFRICA		0		95,900	0.038	95,900	0.038	41,800	0.082
TOTAL NEWMONT WORLDWIDE		99,320	0.031	1,216,800	0.018	1,316,082	0.019	504,200	0.026

(1)	Mineralized material is reported exclusive of reserves.
(2)
Mineralized Material calculated at a gold price of US$950, A$1,200, or NZ$1,400 per ounce unless otherwise noted. 2009 Mineralized material was calculated at a gold price of US$850, A$1,000, or NZ$1,175 per ounce. Tonnage amounts have been rounded to the nearest 100,000.

(3)	Mineralized material estimates were provided by Barrick, the operator of the Turquoise Ridge Joint Venture.
(4)	Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans.
(5)	Mineralized material estimates were provided by Buenaventura, the operator of the La Zanja Project.
(6)
Percentage reflects Newmont's economic interest at December 31, 2009. In November and December 2009 our economic interest increased from 45% to 52.44% as a result of transactions with a noncontrolling partner, partially offset by divestiture required under the Contract of Work.

Attributable Copper Reserves(1)
December 31, 2010
												December 31, 2009
		Proven Reserves			Probable Reserves			Proven + Probable Reserves				Proven + Probable Reserve
				Copper			Copper			Copper				Copper
	Newmont	Tonnage	Grade	(million	Tonnage	Grade	(million	Tonnage	Grade	(million	Metallurgical	Tonnage	Grade	(million
Deposits/Districts	Share	(000 tons)	(Cu%)	pounds)	(000 tons)	(Cu%)	pounds)	(000 tons)	(Cu%)	pounds)	Recovery	(000 tons)	(Cu%)	pounds)
North America
Phoenix, Nevada	100%	0		0	332,600	0.15%	1,030	332,600	0.15%	1,030	61%	287,500	0.16%	900
Phoenix Copper Leach, Nevada (2)	100%	0		0	132,900	0.23%	610	132,900	0.23%	610	53%	0		0
TOTAL NORTH AMERICA		0		0	465,500	0.18%	1,640	465,500	0.18%	1,640	58%	287,500	0.16%	900
South America
Conga, Peru(3)	51.35%	0		0	317,200	0.26%	1,660	317,200	0.26%	1,660	85%	317,200	0.26%	1,660
TOTAL SOUTH AMERICA		0		0	317,200	0.26%	1,660	317,200	0.26%	1,660	85%	317,200	0.26%	1,660
Asia Pacific
Batu Hijau(3)	48.50%	168,800	0.50%	1,700	124,600	0.34%	860	293,400	0.44%	2,560	80%	368,800	0.42%	3,130
Batu Hijau, Stockpiles (3)(4)	48.50%	0		0	170,700	0.35%	1,200	170,700	0.35%	1,200	66%	193,800	0.36%	1,390
Batu Hijau, Indonesia	48.50%	168,800	0.50%	1,700	295,300	0.35%	2,060	464,100	0.40%	3,760	76%	562,600	0.40%	4,520
Boddington, Western Australia (5)	100.00%	181,900	0.10%	380	885,900	0.11%	1,980	1,067,800	0.11%	2,360	84%	966,400	0.11%	2,040
TOTAL ASIA PACIFIC		350,700	0.30%	2,080	1,181,200	0.17%	4,040	1,531,900	0.20%	6,120	79%	1,529,000	0.21%	6,560
TOTAL NEWMONT WORLDWIDE		350,700	0.30%	2,080	1,963,900	0.19%	7,340	2,314,600	0.20%	9,420	76%	2,133,700	0.21%	9,120

(1)
Reserves are calculated at US$2.50 or A$2.95 per pound copper price unless otherwise noted. 2009 reserves were calculated at US$2.00 or A$2.40 per pound copper price unless otherwise noted. Tonnage amounts have been rounded to the nearest 100,000 and pounds have been rounded to the nearest 10 million.

(2)	Project is undeveloped. Leach reserves are within Phoenix Reserve Pit.
(3)	Deposit is undeveloped. Reserve estimates will be recalculated in 2011 upon completion of Feasibility Study Update.
(4)
Percentage reflects Newmont's economic interest at December 31, 2010. In April 2010 our economic interest decreased from 52.44% to 48.50% as a result of the divestiture required under the Contract of Work.

(5)
Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material. Stockpiles increase or decrease depending on current mine plans. Stockpiles are reported separately where tonnage or contained metal are greater than 5% of the total site reported reserves.

(6)	Newmont acquired the remaining 33.33% of Boddington from AngloGold in June 2009.

Attributable Copper Mineralized Material Not in Reserves(1)(2)

December 31, 2010
						Measured + Indicated
		Measured Material		Indicated Material		Material		Inferred Material
	Newmont	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade
Deposits/Districts	Share	(000 tons)	(Cu%)	(000 tons)	(Cu%)	(000 tons)	(Cu%)	(000 tons)	(Cu%)
NORTH AMERICA
Phoenix, Nevada	100%	0	0.00%	150,900	0.13%	150,900	0.13%	56,600	0.12%
Phoenix Copper Leach, Nevada	100%	0	0.00%	25,900	0.19%	25,900	0.19%	45,900	0.22%
TOTAL NORTH AMERICA				176,800	0.14%	176,800	0.14%	102,500	0.17%
SOUTH AMERICA
Conga, Peru	51.35%	0	0.00%	58,000	0.18%	58,000	0.18%	79,000	0.17%
TOTAL SOUTH AMERICA				58,000	0.18%	58,000	0.18%	79,000	0.17%
ASIA PACIFIC
Batu Hijau, Indonesia (3)	48.50%	23,800	0.42%	130,500	0.32%	154,300	0.34%	47,700	0.26%
Boddington, Western Australia	100.00%	39,300	0.07%	420,500	0.09%	459,800	0.08%	160,200	0.11%
TOTAL ASIA PACIFIC		63,100	0.21%	551,000	0.14%	614,100	0.15%	207,900	0.14%
TOTAL NEWMONT WORLDWIDE		63,100	0.21%	785,800	0.14%	848,900	0.15%	389,400	0.15%

(1)	Mineralized material is reported exclusive of reserves.
(2)
Mineralized material calculated at a copper price of US$3.00 or A$3.50 per pound unless otherwise noted 2009 mineralized material was calculated at a copper price of US$2.50 or A$3.00 per pound. Tonnage amounts have been rounded to the nearest 100,000.

(3)
Percentage reflects Newmont's economic interest at December 31, 2010. In April 2010 our economic interest decreased from 52.44% to 48.50% as a result of the divestiture required under the Contract of Work.

To view more detailed financial disclosure, including regional mine statistics, Results of Consolidated Operations, Liquidity and Capital Resources, Management’s Discussion & Analysis, relevant Risk Factors, and a complete outline of the 2010 Operating and Financial guidance by region, please see the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 24, 2011, available at www.newmont.com.

The Company’s fourth quarter and 2010 earnings and exploration update conference call and web cast presentation will be held on Thursday, February 24, 2011 beginning at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time).

To participate:

Dial-In Number	888.566.1822
Intl Dial-In Number	312.470.7119
Leader	John Seaberg
Passcode	Newmont
Replay Number	800.879.5507
Intl Replay Number	203.369.3989
Replay Passcode	2011

The conference call also will be simultaneously carried on our web site at www.newmont.com under Investor Relations/Presentations and will be archived there for a limited time.

Media Contacts
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Investor Contacts
John Seaberg	303.837.5743	john.seaberg@newmont.com

Karli Anderson	303.837.6049	karli.anderson@newmont.com

Monica Brisnehan	303.837.5836	monica.brisnehan@newmont.com

Cautionary Statement:
Cautionary statement regarding forward-looking statements:  This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended which are intended to be covered by the safe harbor created by such sections and other applicable laws.  Forward-looking statements in this news release include, without limitation: (i) 2011 budget estimates, including estimates of future expenditures; (ii) statements regarding future exploration potential, results, Reserves and non-reserve mineralization (NRM); (iii) expectations regarding the ability to enter into future mineral agreements; and (iv) expectations regarding future drilling and testing.  Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect.  Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s early stage and other projects being consistent with current expectations and mine plans; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current Mineral Reserve and NRM estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation.  For additional information regarding key risk factors and assumptions, please see Newmont’s most recent Annual Report on Form 10-K and other SEC filings.  The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors' own risk.

Defined terms and statement regarding Reserves and NRM:  Ian Douglas, Newmont’s Group Executive of Reserves and Geostatistics, is the qualified person responsible for the preparation of the Reserve and NRM estimates in this presentation. The Reserves disclosed in this presentation have been prepared in compliance with Industry Guide 7 published by the SEC. As used in this news release, the term “Reserve” means that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. The term “economically,” as used in this definition, means that profitable extraction or production has been established or analytically demonstrated in a full feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally,” as used in this definition, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, Newmont must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with Newmont’s current mine plans. Reserves in this news release may be aggregated from the Proven and Probable classes.  As used in this news release, the term ”non-reserve mineralization” or “NRM” refers to Measured, Indicated and/or Inferred materials, which are exclusive of reserves. Newmont has determined that such NRM would be substantively the same as those prepared using the Guidelines established by the Society of Mining, Metallurgy and Exploration and defined as Resources.  Estimates of NRM are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future Mineral Reserves of the company. In addition, our current or future reserves and exploration and development projects may not result in new mineral producing operations.  Even if significant mineralization is discovered and converted to reserves, it will likely take many years from the initial phases of exploration to development and ultimately to production, during which time the economic feasibility of production may change.  Additionally, references to “attributable ounces,” “attributable pounds” and “attributable mineralization” in this news release are intended to mean that portion of gold or copper produced, sold or included in Proven and Probable Reserves or NRM that is attributable to our ownership or economic interest.